Exhibit 99.1

Nortek Reports First Quarter 2016 Results
Delivers Strong year-over-year Net Sales and Earnings Growth

Providence, RI, May 12, 2016 - Nortek, Inc. (Nasdaq: NTK), a global diversified industrial company with leading brands and innovative air management and technology-driven solutions for residential and commercial applications, today announced financial results for the three-months ended April 2, 2016.
Management Commentary
“We started the year with positive momentum, posting solid first quarter financial performance led by market demand, innovation across our businesses and the benefits of our transformation efforts,” said President and Chief Executive Officer Michael J. Clarke. “We were especially pleased to deliver strong organic net sales growth of 8% and organic adjusted EBITDA growth of 31% over the prior year period. Strength was broad-based, with Air Quality, Security, Ergonomics and HVAC all posting double-digit organic net sales growth compared to last year. In our HVAC business, we continue to be encouraged by the order trends and our delivery performance is tracking well. Benefitting from our restructuring efforts and the discontinuation of unprofitable product lines, our Custom Air and AV businesses delivered meaningful year-over-year improvements in segment adjusted operating earnings in the first quarter.”
Mr. Clarke added, “As anticipated, the positive underlying fundamentals we highlighted last quarter are really shining through in 2016, as evidenced by our strong first quarter performance. Across the business, we are driving product innovation and operational excellence in order to further position Nortek for long-term growth.”
First Quarter 2016 Consolidated Highlights

•
Net sales increased 7.2% to $613.9 million, from $572.7 million in the first quarter of 2015. Excluding acquisitions, divestitures and the impact of foreign exchange translation, net sales increased 8.2%. The first quarter of 2016 included five additional shipping days as compared to the prior year period.

•
GAAP operating earnings were $28.9 million, compared with $7.7 million in the first quarter of 2015. Excluding the impact of acquisitions and divestitures, operating earnings were $30.3 million, compared with $8.3 million in the first quarter of 2015.

•
Adjusted operating earnings* were $29.3 million, compared with $15.4 million in the first quarter of 2015. Excluding acquisitions and divestitures, adjusted operating earnings were $30.7 million, compared with $16.0 million in the first quarter of 2015.

•
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)* was $60.2 million, compared with $46.0 million in the first quarter of 2015. Excluding acquisitions and divestitures, adjusted EBITDA was $60.7 million, compared with $46.4 million in the first quarter of 2015.

•	GAAP net earnings were $2.6 million, or $0.16 per diluted share, compared with a GAAP net loss of $13.9 million, or $0.87 loss per diluted share, in the first quarter of 2015.

•	Free cash flow, which is defined as net cash used in operating activities minus capital expenditures, was negative $16.4 million, compared with negative $65.4 million in the first quarter of 2015.

•	As of April 2, 2016, Nortek had $28.5 million of unrestricted cash and cash equivalents on its balance sheet, compared with $24.6 million on December 31, 2015.

•	As of April 2, 2016, Nortek had $64.0 million of borrowings outstanding under its ABL facility. Nortek had $44.0 million of borrowings outstanding under its ABL facility on December 31, 2015.

* See appendix for reconciliation to most comparable GAAP equivalent.

First Quarter 2016 Segment Highlights

•
Net sales in the Air Quality & Home Solutions (AQH) segment increased 9.4% (11.6% on a constant currency basis) compared with the first quarter of 2015. The increase reflected growth in all regions and channels, driven mainly by strong demand for new products and market growth.

•
In the Residential & Commercial HVAC (RCH) segment, net sales increased 10.3% (11.3% on a constant currency basis) from the first quarter of 2015. The increase was primarily driven by higher volume in the residential business, partially offset by lower commercial sales, including the impact of the mild weather experienced in this year’s first quarter.

•
Net sales in the Custom & Commercial Air Solutions (CAS) segment decreased 5.1% (4.6% on a constant currency basis) compared with the first quarter of 2015. The constant currency decrease was mainly attributable to the impact of exiting unprofitable product lines in 2015, partially offset by increased demand for air handler solutions in the healthcare and commercial markets.

•
In the Security & Control Solutions (SCS) segment, net sales increased 14.4% (13.0% excluding the Numera acquisition) from the first quarter of 2015. The increase was mainly attributable to higher volume with our largest OEM customer, as well as strong demand from distributor and dealer accounts.

•
Net sales in the Audio, Video & Control Solutions (AVC) segments decreased 17.8% (6.5% excluding the divested TV One business) compared with the first quarter of 2015. The organic decrease was primarily driven by lower sales of commercial A/V products, which is a product category the Company is rationalizing.

•
In the Ergonomic & Productivity Solutions (ERG) segment, net sales increased 16.4% (13.6% excluding the Anthro acquisition) from the first quarter of 2015. The organic increase primarily reflects continued strong demand for Ergotron branded sit/stand workstations and medical carts.

Outlook
Mr. Clarke added, “Over the past few years, we have made significant investments to improve our operations and reposition the business for long-term, sustainable growth. The benefits from these investments are showing up and we’re feeling really good about our start to the year and momentum across the business. With an improved cost structure, a favorable outlook for our major end markets, and a number of innovative products hitting the market, we are well positioned to deliver solid growth in both reported and adjusted operating earnings, as well as cash flow, in 2016. While we face some top-line headwinds, mainly related to exiting unprofitable product lines, we also expect to deliver overall growth in net sales, at constant currency, in 2016.”
Conference Call Details
Nortek has scheduled a conference call to review its first quarter 2016 results tomorrow, May 13, 2016, at 9:00 a.m. ET. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.nortek.com. The live call also can be accessed by dialing (866) 405-1203 or (201) 689-8432 prior to the start of the call. For those who are unable to listen to the live call, the webcast will be archived on the Company’s website. An accompanying slide presentation also will be available on the website.
About Nortek
Nortek is a global, diversified industrial company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The Company’s broad array of offerings includes ventilation products such as range hoods and bathroom fans, security and audio/video solutions, heating and cooling products, air management systems, and ergonomic and productivity solutions.
As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

Safe Harbor Statement
This press release includes statements that constitute “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "seek," "should," "will," or "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, readers are urged to carefully review and consider the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under Item 1A in our Annual Report on Form 10-K and any further disclosures the Company makes on related subjects in subsequent reports filed with the SEC.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the first quarter ended
	April 2, 2016	March 28, 2015
	(Dollar amounts in millions, except per share data)

Net Sales	$613.9	$572.7

Cost and Expenses:
Cost of revenues	426.4	405.9
Selling, general and administrative expense, net	141.5	143.3
Amortization of intangible assets	17.1	15.8
	585.0	565.0
Operating earnings	28.9	7.7
Net interest expense	(23.7)	(27.2)
Earnings (loss) before provision (benefit) for income taxes	5.2	(19.5)
Provision (benefit) for income taxes	2.6	(5.6)
Net earnings (loss)	$2.6	$(13.9)

Basic earnings (loss) per share	$0.16	$(0.87)

Diluted earnings (loss) per share	$0.16	$(0.87)

Weighted Average Common Shares:
Basic	15,983,817	15,909,464
Diluted	16,092,298	15,909,464

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in millions)

	April 2, 2016	December 31, 2015
ASSETS
Current Assets:
Unrestricted cash and cash equivalents	$28.5	$24.6
Restricted cash	0.2	0.3
Accounts receivable, less allowances	337.4	340.0
Net inventories	398.7	368.1
Prepaid expenses	19.9	19.3
Other current assets	11.3	10.9
Tax refunds receivable	8.1	8.2
Total current assets	804.1	771.4

Long-Term Assets:
Total property and equipment, net	229.9	229.0
Goodwill	505.5	505.5
Intangible assets, less accumulated amortization	592.0	609.1
Other assets	17.9	15.4
	1,345.3	1,359.0
Total Assets	$2,149.4	$2,130.4

LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities:
Short-term bank obligations	$0.3	$0.5
Current maturities of long-term debt	7.0	6.9
Accounts payable	265.2	269.2
Accrued expenses, taxes, and deferred revenue	209.4	214.5
Total current liabilities	481.9	491.1

Other Liabilities:
Deferred income taxes	77.4	76.9
Other	180.7	178.5
	258.1	255.4

Notes, Mortgage Notes and Obligations Payable, Less Current Maturities	1,391.0	1,371.6

Total stockholders' investment	18.4	12.3
Total Liabilities and Stockholders' Investment	$2,149.4	$2,130.4

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the first quarter ended
	April 2, 2016	March 28, 2015
	(Dollar amounts in millions)

Cash flows from operating activities:
Net cash used in operating activities	$(8.5)	$(55.3)
Cash flows from investing activities:
Capital expenditures	(7.9)	(10.1)
Net cash paid for businesses acquired and dispositions	—	(51.8)
Proceeds from the sale of property and equipment	2.4	0.1
Other, net	0.2	0.2
Net cash used in investing activities	(5.3)	(61.6)
Cash flows from financing activities:
Proceeds from ABL and other borrowings	118.6	155.6
Payment of ABL and other borrowings	(100.5)	(51.6)
Net use from equity transactions	(0.4)	(1.8)
Net cash provided by financing activities	17.7	102.2
Net change in unrestricted cash and cash equivalents	3.9	(14.7)
Unrestricted cash and cash equivalents at the beginning of the period	24.6	58.4
Unrestricted cash and cash equivalents at the end of the period	$28.5	$43.7

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

(A)
Nortek, Inc. (“Nortek”) and all of its wholly owned subsidiaries, collectively the “Company,” is a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. Operating within five primary reporting segments, the Company manufactures and sells, primarily in the United States, Canada and Europe, with additional manufacturing in China and Mexico, a wide variety of products for the remodeling and replacement markets, the residential and commercial new construction markets, the manufactured housing market, and the personal and enterprise computer markets.

The Company operates on a calendar year, and each interim period is comprised of two 4-week periods and one 5-week period, with each week ending on a Saturday. The Company's fiscal year always begins on January 1 and ends on December 31. As a result, the Company's first and fourth quarters may have more or less days included than a traditional 4-4-5 fiscal calendar, which consists of 91 days. The first three months ended April 2, 2016 ("first quarter of 2016") and March 28, 2015 ("first quarter of 2015") included 93 days and 87 days, respectively.

The accompanying unaudited condensed consolidated summary of operations reflects the accounts of Nortek and all of its wholly-owned subsidiaries after elimination of intercompany accounts and transactions. Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation.

This unaudited condensed consolidated summary of operations should be read in conjunction with the consolidated financial statements and the notes included in the Company's latest annual report on Form 10-K, as may be updated by quarterly reports on Form 10-Q, and current reports on Form 8-K as filed with the Securities and Exchange Commission.

(B)
The Company has supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, which the Company refers to as "adjusted" measures, including adjusted operating earnings and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). Adjusted operating earnings is defined as operating earnings as reported, adjusted to exclude certain cash and non-cash, non-recurring items that are otherwise included in operating earnings. Adjusted EBITDA is defined as adjusted operating earnings, further adjusted to exclude depreciation and amortization expense, and share-based compensation expense.

Adjusted operating earnings and EBITDA are not defined terms under GAAP. Neither should be considered as an alternative to operating earnings or net earnings (loss) as a measure of operating results. There are material limitations associated with making the adjustments to the Company's earnings to calculate adjusted operating earnings and EBITDA, and using these non- GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, adjusted operating earnings and EBITDA do not include:

•	interest expense, and, because the Company has borrowed money in order to finance its operations, interest expense is a necessary element of the Company's costs and ability to generate revenue;

•	income tax expense, and because the payment of taxes is part of the Company's operations, tax expense is a necessary element of its costs and ability to operate; or

•
certain cash and non-cash, non-recurring items, and share-based compensation expense, and, because such items can, at times, affect the Company's operating results, the exclusion of such items is a material limitation.

Further, adjusted EBITDA does not include depreciation and amortization expense, and, because the Company uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue.

The Company presents adjusted operating earnings and EBITDA because it considers them important supplemental measures of its performance and believes they are frequently used by the Company's investors and other interested parties, as well as by management, in the evaluation of other companies in its industry. In addition, adjusted operating earnings and EBITDA provide additional information used by the Company's management and Board of Directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes that adjusted operating earnings and EBITDA facilitate operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

While adjusted operating earnings and EBITDA are frequently used as measures of operations and the ability to meet debt service requirements by other companies, the Company’s use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The company strongly encourages investors and shareholders to review company financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following table reconciles operating earnings to adjusted operating earnings and EBITDA for the first quarters ended April 2, 2016 and March 28, 2015:

	For the first quarter ended
	April 2, 2016	March 28, 2015
	(Dollar amounts in millions)

Operating earnings	$28.9	$7.7
Restructuring and transformation charges (a)	0.4	6.5
Other Adjustments:
Non-recurring (gains) losses (b)	(0.2)	1.0
Acquisition fees and expenses	—	0.1
Joint venture loss (income)	0.1	(0.2)
Net foreign exchange losses (c)	0.1	0.3
Subtotal - Other Adjustments	—	1.2
Adjusted Operating Earnings	29.3	15.4
Depreciation and amortization expense	28.6	28.7
Share-based compensation expense	2.3	1.9
Adjusted EBITDA (d)	$60.2	$46.0

(a)
Includes all restructuring charges, including severance, relocation and transformation/transition costs. Costs associated with these activities for the first quarters ended April 2, 2016 and March 28, 2015 were as follows:

	For the first quarter ended
	April 2, 2016	March 28, 2015
	(Dollar amounts in millions)
Subsidiary Combinations	$0.5	$0.1
Manufacturing Rationalization & Relocation Initiatives	—	2.7
Warehousing & Distribution Consolidation	—	2.1
CAS Segment Consolidation	(0.1)	—
Other operational improvement initiatives	—	0.8
All other exit and disposal activities	—	0.8
	$0.4	$6.5

(b)	For the first quarter ended April 2, 2016, this amount includes a favorable fair value adjustment of approximately $(0.2) million relating to contingent consideration within the SCS segment.
For the first quarter ended March 28, 2015, this amount includes approximately $1.0 million in legal and other professional services incurred related to the FCPA investigation in the SCS segment,

(c)	Non-cash foreign exchange losses relate to intercompany debt not indefinitely invested in our subsidiaries.

(d)
See the Company's Form 10-Q for the quarterly period ended April 2, 2016 for information pertaining to the pro forma effect of acquisitions and dispositions, which is not reflected in the above presentation of Adjusted EBITDA.